                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
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                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

                                                     May 4, 2001

Re:      Southern States Power Company, Inc.

Dear Sir or Madam:

         This Firm hereby consents to the use of its name in the Post Effective
Amendment Number One to Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. office of the U.S. Securities and Exchange Commission on May 4, 2001, or as soon thereafter as is reasonably practicable.

                                                     Very truly yours,

                                                     RICHARD P. GREENE, P.A.

                                                     /s/  Richard P. Greene
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                                                          Richard P. Greene
                                                          For the Firm